EXHIBIT 5
---------                                                       January 21, 2003

Community Bancorp of New Jersey
3535 Highway 9 North
Freehold, NJ 07728

             Re:           Community Bancorp of New Jersey
                           Registration Statement on Form S-8

    Dear Sirs:

             We have acted as counsel for Community Bancorp of New Jersey, a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 270,597 shares of Common Stock, no par value per share, of the Company (the "Shares") to be issued by the Company to directors pursuant to the 2000 Employee Stock Option Plan and 2000 Stock Option Plan for Non-Employee Directors (collectively, the "Plans").

             In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the form of Plans, and such other certificates, records instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that upon issuance and delivery by the Company of the Shares pursuant to the exercise of stock options, and payment of the exercise price therefore and in accordance with the terms of the Plans, in cash or other consideration permitted under
    Section 14A:7-A of the New Jersey Business Corporation Act (the "Act"), the Shares issued will be legally issued, fully paid and non-assessable.

         The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Very truly yours,


                                         /s/ Windels Marx Lane & Mittendorf, LLP
                                         ---------------------------------------
                                         WINDELS MARX LANE & MITTENDORF, LLP


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